Exhibit 99.B(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 125 to Registration Statement No. 033-00488  on Form N-1A  of our reports  dated July 27, 2017, relating to the financial statements and financial highlights of PNC Retirement Income Fund, PNC Target 2020 Fund, PNC Target 2030 Fund, PNC Target 2040 Fund, and PNC Target 2050 Fund, PNC Balanced Allocation Fund, PNC Emerging Markets Equity Fund, PNC International Equity Fund, PNC International Growth Fund, PNC Multi-Factor All Cap Fund (formerly PNC Large Cap Core Fund), PNC Multi-Factor Large Cap Growth Fund (formerly PNC Large Cap Growth Fund), PNC Multi-Factor Large Cap Value Fund (formerly PNC Large Cap Value Fund), PNC Multi-Factor Small Cap Core Fund, PNC Multi-Factor Small Cap Growth Fund, PNC Multi-Factor Small Cap Value Fund, PNC S&P 500 Index Fund, PNC Small Cap Fund, PNC Bond Fund, PNC Government Mortgage Fund, PNC Intermediate Bond Fund, PNC Limited Maturity Bond Fund, PNC Total Return Advantage Fund, PNC Ultra Short Bond Fund, PNC Intermediate Tax Exempt Bond Fund, PNC Maryland Tax Exempt Bond Fund, PNC Ohio Intermediate Tax Exempt Bond Fund, PNC Tax Exempt Limited Maturity Bond Fund, PNC Government Money Market Fund, and PNC Treasury Money Market Fund each a series of PNC Funds, appearing in the Annual Report on Form N-CSR of PNC Funds for the year ended May 31, 2017,  and  to  the  references  to  us  under  the  headings  “Financial  Highlights” in  the  Prospectus and “Independent  Registered  Public  Accounting  Firm”  and  “Financial  Statements”  in  the  Statement  of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
September 27, 2017